FOR IMMEDIATE RELEASE

For More Information:
Jim Delamater, President & CEO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 www.northeastbank.com	1-800-284-5989 ext. 3569 jdelamater@northeastbank.com

Northeast Bancorp Approves Stock Repurchase Plan

Lewiston, MAINE (December 22, 2006)-- Northeast Bancorp (AMEX: NBN), a $570 million Lewiston, ME-based bank holding company announces it is now authorized to repurchase up to 200,000 shares, or approximately 8 percent, of its own stock through December 31, 2007 under a program approved on December 15, 2006 by its board of directors. As of December 15, 2006, the Corporation had approximately 2.45 million shares of common stock outstanding.

"Northeast is continually looking to enhance shareholder value," commented James D. Delamater, President and Chief Executive Officer. "At current price levels, we believe Northeast's stock offers an attractive investment opportunity for the company." He further stated that any repurchased shares will be added to the corporate treasury and will be used for various corporate purposes, "including continued infrastructure expansion to support the diversification of our revenue stream, as evidenced by our recent insurance agency acquisitions. In addition, it is our intent to continue to strengthen our capital potential to position the company for future acquisitions," continued Delamater.

Purchases will be made from time to time at prevailing prices as permitted by securities laws and other legal requirements, and subject to market conditions and other factors. The program may be discontinued at any time. The stock repurchase program will be funded using the company's working capital.

Northeast Bancorp, headquartered at 500 Canal Street, Lewiston, ME 04240, is the holding company for the Maine-based Northeast Bank, founded in 1872. Northeast Bank, together with its wholly owned subsidiary, Northeast Bank Insurance Group, Inc., operates 22 retail and insurance locations and derives its income from a combination of traditional banking services and non-traditional financial products and services including insurance and investments.

Management encourages present and prospective shareholders to contact President & CEO Jim Delamater directly to discuss the Company, its products and services, and ongoing efforts to develop shareholder value. He can be reached at jdelamater@northeastbank.com or toll free at 1-800-284-5989. Management also suggests that any person interested in utilizing the services of Northeast Bancorp or its subsidiaries or interested in learning more about the Company should access its web site at www.northeastbank.com.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Northeast Bancorp. Such forward-looking statements reflect the Company's current views and expectations based largely on information currently available to its management, and on its current expectations, assumptions, plan, estimates, judgments, and projects about its business and its industry, and they involve inherent risks and uncertainties. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, the Company is unable to provide any assurance that its expectations will, in fact, occur or that its estimates or assumptions will be correct. Actual results could differ materially from those expressed or implied by such forward-looking statements due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in technology, changes in securities markets, and the availability of and the costs associated with sources of liquidity. Accordingly, investors and others are cautioned not to place undue reliance on such forward-looking statements. For a more complete discussion of certain risks and uncertainties affecting the Company, please see "Item 1. Business Forward-Looking Statements and Risk Factors" set forth in the Company's Form 10-K for the year ended June 30, 2006.

Customer access to securities is provided through Commonwealth Financial Network, Member NASD/SIPC. Important information-Securities, annuities, and insurance products are not deposit products, not FDIC insured, are subject to investment risk, including the possible loss of principal, and are not an obligation of or guaranteed by the Bank.